Exhibit 99.1

FOR IMMEDIATE RELEASE

For Further Information, Contact:

Gregory S. Gronau, President and Chief Executive Officer

PH: 702.384.2425

FX: 702.384.1965

Gaming Partners International Corporation, BrainChip Inc., and Xuvi, LLC Signed Licensing and Development Agreement

North Las Vegas, NV (PR Newswire) (January 31, 2018) — Gaming Partners International Corporation (NASDAQ: GPIC), a worldwide leading provider of casino table products, currency, and radio frequency identification (RFID) solutions, has entered global licensing and development agreements to develop an advanced Automated Table Solution (ATS) with BrainChip Holdings Ltd. (ASX:BRN), a leading developer of accelerated solutions for artificial intelligence (AI) applications, and with Xuvi, LLC, a data science company that uses immersive data analytics and automation for intelligent data-driven decisions.

“We look forward to partnering with GPI to bring table game automation technology to casino operators,” said Arun Rajaraman, CEO at Xuvi. “The combined technology will empower casinos with predictive analytics, real-time and accurate comp decisions, secure table currency, protect table games from fraud, improve productivity, and optimize revenues, all using immersive data analytics and artificial intelligence.”

BrainChip’s President, Louis DiNardo commented, “GPI has very deep expertise in casino game operations, a broad base of existing customers, and a premier global sales and service team that will bring these products to market. Our Artificial Intelligence expertise is well suited to address the challenges of achieving high quality video analytics in the difficult casino environment. We are very excited about this development.”

Greg Gronau, GPI’s President and CEO commented, “With our new Automated Table Solution (ATS), GPI will leverage BrainChip visioning technologies, Xuvi’s immersive data analytics, and GPI’s radio frequency identification to provide currency security, game protection and trend analysis, accurate comping, and marketing automation. GPI acknowledges this is a major step forward in developing the Automated Table Solution.”

About Gaming Partners International Corporation (NASDAQ:GPIC)

GPIC manufactures and supplies casino table game equipment to licensed casinos worldwide. Under the brand names of Paulson®, Bourgogne et Grasset®, Gemaco®, Dolphin® and Bud Jones®, GPIC provides casino currency, including chips, plaques and jetons; playing cards; table layouts; gaming furniture and table accessories; dice; and roulette wheels. GPIC pioneered the use of security features like radio frequency identification device (RFID) technology in casino currency, and offers RFID solutions including RFID readers, software, and displays. Headquartered in North Las Vegas, Nevada, GPIC also has facilities in Beaune, France; San Luis Rio Colorado, Mexico; Blue Springs, Missouri; Atlantic City, New Jersey; Gulfport, Mississippi; and Macau S.A.R., China. For additional information, please visit www.gpigaming.com.

About Xuvi, LLC:

Xuvi, LLC is a Las Vegas, NV based data science company - empowering gaming, retail and hospitality operators with immersive data analytics & automation to engage consumers, increase operational efficiency, and optimize revenues using artificial intelligence. Xuvi’s easy-to-use BeamStudio™ platform (powered by SpendScore™ - a patent-pending guest valuation scoring index) harnesses big data & machine learning to deliver enterprise-wide predictive insights, prescriptive automation, real-time trend detection and optimizes marketing re-investment, guest valuation, equipment and service yield management, staffing levels, inventory levels and fraud prevention.  For more information, visit www.xuvi.com.

About BrainChip Holdings Ltd (ASX:BRN)

BrainChip Holdings Ltd. is a leading provider of software and hardware-accelerated solutions for Advanced artificial intelligence and machine learning applications. The Company has developed a revolutionary new spiking neural network technology that can learn autonomously, evolve and associate information just like the human brain. The technology, which is proprietary, is fast, completely digital and consumes very low power. The Company provides software and hardware solutions that address the high-performance requirements in civil surveillance, gaming, facial recognition and visual inspection systems. For more information, visit www.brainchipinc.com.

Safe Harbor Statement:

This release contains “forward-looking statements” based on current expectations inherently subject to known and unknown risks and uncertainties, including statements relating to new product offerings; manufacturing capabilities and operational efficiencies; anticipated future sales; the long-term growth and prospects for our business or any jurisdiction in which we operate; and the long term potential of the RFID casino currency solutions market and our ability to capitalize on any such growth opportunities. Actual results or achievements may be materially different from those expressed or implied. Our plans and objectives are based on assumptions involving judgments with respect to future economic, competitive and market conditions, the timing of and ability to consummate acquisitions, and future business decisions and other risks and uncertainties identified in "Risk Factors" of our Annual Report on Form 10-K for the period ended December 31, 2016; all of which are difficult or impossible to predict accurately, beyond our control, or subject to change. There is no assurance any forward- looking statement will prove to be accurate.